UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 21, 2007



                            HARVEY ELECTRONICS, INC.
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             (Exact name of registrant as specified in its charter)


         NEW YORK                      1-4626                 13-1534671
-----------------------------  -----------------------    --------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                       Identification Number)



                  205 Chubb Avenue, Lyndhurst, New Jersey 07071
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          (Address of principal executive office)        (Zip Code)


Registrant's telephone number, including area code:  (201) 842-0078



                                       N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

     o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Conditions

     On March 21, 2007, Harvey Electronics, Inc. issued a release announcing its financial results for the three months ended January 27, 2007. A copy of the release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
          99.1 Press Release dated March 21, 2007



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           HARVEY ELECTRONICS, INC.


                           By: /s/Martin W. McClanan
                               --------------------------------
                               Martin W. McClanan
                               Interim Chief Executive Officer


Date:  March 22, 2007

Exhibit 99.1

                                [GRAPHIC OMITTED]
                           HARVEY HOME ENTERTAINMENT


For Immediate Release
March 21, 2007

   HARVEY ELECTRONICS, INC. REPORTS RESULTS FOR ITS FIRST FISCAL QUARTER ENDED
                                JANUARY 27, 2007

Lyndhurst, NJ, March 21, 2007 -- Harvey Electronics, Inc. ("Harvey Electronics", "Harvey" or the "Company"; NASDAQ Capital Market symbol: "HRVE"), announced results for its first fiscal quarter ended January 27, 2007.

Martin McClanan, Interim Chief Executive Officer, stated, "During the first fiscal quarter of 2007, Harvey Electronics completed the private placement of a $4.0 million preferred equity infusion in the Company. The Company, now led by a new Board comprised of highly experienced and accomplished CEO's, brand builders, and finance executives have begun to aggressively pursue strategic initiatives designed to reinvigorate sales and return the Company to profitability."

The Company's sales results for the first quarter do not yet reflect the impact of these initiatives which will take time to mature. As a result, Harvey's financial performance for the first quarter reflects a continuation of the prior year's trend. The Company's pre-tax loss for the first quarter ended January 27, 2007 was $1,040,000, as compared to pre-tax income of $70,000 for the same period last year. The net loss for the first quarter of fiscal 2007 was $1,040,000, as compared to net income of $45,000 for the same period last year. Net sales for the first quarter ended January 27, 2007 declined to $8,408,000 or a 26.1% decrease from the same quarter last year. Comparable store sales declined by the same percentage. Please review the Company's Form 10-Q for further financial details.

The consumer electronics industry is being driven by customer demand for flat panel televisions. However price compression due to fierce competition, particularly at the lower-end of this category, made the holiday season a disappointing one for many reporting retailers in the industry and the Company. The strategic opportunity for Harvey is to expand upon its leadership brand position and to grow its custom installation and emerging technology businesses. As part of its strategic plan, the Company has among other things;

     o Retained a new advertising agency and spent considerable time researching consumer attitudes about Harvey and developing a new marketing program to drive sales. Advertising spending increased by more than 19% for the quarter, testing new and innovative mediums and techniques.

     o Examined and revamped merchandising as the first stage in a plan to invest in the appearance of our retail showrooms to enhance the customer experience.

     o Begun a total renovation of the Company's website with a goal of making it state of the art, and a tool to drive sales leads for both the retail and custom installation businesses.

     o Initiated "in-store" programs to feature the introduction of new products and emerging technologies, with promising results to date.


Mr. McClanan continued "Although the turnaround at Harvey is still in its very early stages, in recent weeks, we have seen improvements in average order value, and an increase in qualified sales leads, many driven through Internet keyword marketing. These are key indicators that our consultative selling model is on the right track."

Mr. Andrew Stackpole, the Company's Chairman stated, "As an investor in Harvey, and as Chairman, I share your disappointment with the results of the first quarter. But against this disappointment I am confident we are doing what it takes both to address the challenges Harvey is facing while investing in our opportunities. In this regard, the Company is aggressively pursuing a strategy to return the Company to growth and profitability as rapidly as possible. I am heartened by the progress to date, and remain convinced that we have the right brand, extraordinary products, and some of the best people in the marketplace to take advantage of the custom installation opportunity in the New York Metro area, and beyond."

Harvey Electronics is a leading retailer and custom installer of high quality, exclusive home theater, audio and video products in the New York metropolitan area. The Company operates nine locations; eight Harvey showrooms and one separate Bang & Olufsen branded store. There are two Harvey locations in Manhattan; in midtown on 45th Street and Fifth Avenue and in Union Square inside ABC Carpet & Home; and six suburban locations in Paramus, New Jersey; Mt. Kisco, in Westchester; Greenwich, Connecticut; Greenvale/Roslyn, on the north shore of Long Island, and in Eatontown, and Bridgewater, New Jersey The Bang & Olufsen store is located in Union Square on 927 Broadway at 21st Street, in Manhattan, and within our Greenwich store.

Harvey was recently named the "Best in New York in 2007" by New York Magazine as the best place to buy home theater in New York. Audio Video International, a well-respected trade publication, had named Harvey Electronics a national "Top Ten Retailer of the Year", seven years in a row. We invite you to visit a Harvey store or one of our Bang & Olufsen showrooms, and be sure to ask about our unique custom installation services.

From time to time, information provided by the Company, statements made by its employees or information, included in its filings with the Securities and Exchange Commission may contain statements, which are so-called "forward-looking statements" and not historical facts. Forward-looking statements can be identified by the use of words such as "believe", "expect", "intend",
"anticipate", "in my opinion", and similar words or variations. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual future results may differ significantly from those stated in any forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, including, but not limited to, product demand, pricing, market acceptance, litigation, risks in product and technology development and other risk factors detailed in the Company's Prospectus dated March 31, 1998 and from time to time in the Company's Securities and Exchange Commission reports including its Form 10-K and Forms 10-Q.


For  more   information   and   showroom   locations,   visit  our   website  at
www.harveyonline.com.

CONTACTS:
o        Joseph J. Calabrese, Executive Vice President & CFO
         E-mail: jcalabrese@harveyonline.com
         Harvey Electronics, Inc.
         Tel. (201) 842-0078, Fax (201) 842-0317



         (See attached financial table)

Harvey Electronics, Inc. Announces Results for the Three Months Ended January 27, 2007



                            Harvey Electronics, Inc.
                            Statements Of Operations
                                   (Unaudited)

                                                                        Thirteen Weeks           Thirteen Weeks
                                                                             Ended                    Ended
                                                                          January 27,              January 28,
                                                                             2007                     2006
                                                                     ---------------------- --------------------------
Net sales                                                                       $8,407,831                $11,385,253
Interest income                                                                     21,559                          -
                                                                     ---------------------- --------------------------
                                                                                 8,429,390                 11,385,253
                                                                     ---------------------- --------------------------
Cost of sales                                                                    4,593,305                  6,833,906
Selling, general and administrative expenses                                     4,764,772                  4,403,576
Interest expense                                                                   111,468                     77,483
                                                                     ---------------------- --------------------------
                                                                                 9,469,545                 11,314,965
                                                                     ---------------------- --------------------------
(Loss) income before income taxes                                              (1,040,155)                     70,288
Income taxes                                                                             -                     25,000
                                                                     ---------------------- --------------------------
Net (loss) income                                                              (1,040,155)                     45,288

Preferred Stock dividend requirement                                                74,571                     12,331
                                                                     ---------------------- --------------------------
Net (loss) income applicable to common shareholders                           ($1,114,726)                    $32,957
                                                                     ====================== ==========================

Net (loss) income per share applicable to common shareholders:
  Basic                                                                            ($1.12)                      $0.04
                                                                     ====================== ==========================
  Diluted                                                                          ($1.12)                      $0.04
                                                                     ====================== ==========================
Shares used in the calculation of net (loss) income
  per common shareholder:
  Basic                                                                            998,667                    877,146
                                                                     ====================== ==========================
  Diluted                                                                          998,667                    877,226
                                                                     ====================== ==========================

                                           Balance Sheet Information:

                                                                        (Unaudited)
                                                                      January 27, 2007          October 28, 2006
                                                                      ----------------          ----------------
Current Assets                                                                  $9,820,000                 $7,158,000
Current Liabilities                                                              6,335,000                  6,606,000
Working Capital                                                                  3,485,000                    552,000
Total Assets                                                                    13,888,000                 11,492,000
Long-Term Liabilities                                                            4,269,000                  3,882,000
Shareholders' Equity                                                             3,285,000                  1,005,000

                                                         ###